UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    November 1, 2001

Commission file number 0-15936

HEALTH OUTCOMES MANAGEMENT, INC.
(Exact name of small business issuer as specified in its charter)

                Minnesota                                                41-1546471
(State or other jurisdiction of incorporation or organization)            (IRS Employer Identification Number)

2331 University Avenue SE
Minneapolis, Minnesota 55414
(Address of principal executive offices)

(612) 378-3053
(Issuer's telephone number)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.   OTHER EVENTS

On November 1, 2001, Health Outcomes Management, Inc. (the "Company" or "HOMI") completed the sale of certain intellectual property assets to Quality Business Solutions, Inc., dba QBS ("QBS") pursuant to an Asset Purchase Agreement dated October 30, 2001 by and between the Company and QBS.

The closing of the Asset Purchase Agreement was subject to the satisfaction of customary closing conditions, including the Asset Sale being approved by the holders of a majority of the outstanding shares of Health Outcomes Management, Inc. as of December 14, 2001 (the "Record Date").

The Company held a Special Meeting of Shareholders on January 16, 2002 to submit the Asset Sale to the Company's shareholders for approval. The proposal was approved with a 56.2% vote.

For further information, please see the initial Form 8-K and Proxy Statement filings relating to the Asset Sale.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH OUTCOMES MANAGEMENT, INC.
Date: January 17, 2002	By: /s/ Peter J. Zugschwert
Peter J. Zugschwert President and CEO
Date: January 17, 2002	By: /s/ Marie Cooper
Marie Cooper Principal Accounting Officer